Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTIONS 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gerald Corcoran, Chief Executive Officer of R.J. O’Brien Fund Management, LLC (“RJOFM”), Managing Owner of RJO Global Trust (the “Trust”), certify that (i) the attached annual report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the attached annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Gerald Corcoran
Gerald Corcoran
Chief Executive Officer
R.J. O’Brien Fund Management, LLC
March 27, 2012